Dentsply Sirona Reports Third Quarter 2019 Financial Performance

•Reported Q3 revenues of $962 million
•Revenues increased 3.7% on a Reported basis, and increased 7.5% on an Internal sales growth basis
•GAAP EPS of $0.38 increased 192% YoY. Non-GAAP EPS of $0.57 increased 51% YoY[1]
•Operating Income increased 139% YoY to $110 million; Non-GAAP Operating Income grew 43% YoY to $172 million
•Company raises its FY19 Non-GAAP EPS Guidance

CHARLOTTE, NC., November 7, 2019 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), the Dental Solutions Company, today announced its financial results for the three months ended September 30, 2019.

Don Casey, Chief Executive Officer, commented; “We are pleased to report solid third quarter results and encouraged that the Company continues to demonstrate good progress against our stated restructuring goals of accelerating growth, improving margins and simplifying the organization. The key to our third quarter performance was the success of our new product launches, particularly the Primescan Digital Impression System, and we are encouraged by the positive reception to the many new products we launched at Dentsply Sirona World in October. Revenue growth and our comprehensive cost savings programs contributed to significant margin expansion in the third quarter of 2019. While we still have a lot of work to do, we are convinced that the ongoing execution of our restructuring plan will continue to drive strong financial performance and create significant value for our shareholders.”

Operating Financial Results (GAAP)

	Third Quarter
(in millions, except per share data and percentages)	2019	2018	% Change
Net sales	$962	$928	3.7%
Operating income	$110	$46	139%
Net income per common share - diluted	0.38	0.13	192%

Operating Financial Results (non-GAAP)[1]

	Third Quarter
(in millions, except per share data and percentages)	2019	2018	% Change
Net sales	$951	$924	2.9%
Internal sales growth[2]			7.5%
Operating income	$172	$120	43%
Adjusted EPS	0.57	0.38	51%

[1] Non-GAAP net sales, internal sales growth, operating income and adjusted EPS are results that are non-GAAP financial measures which exclude certain items. Please refer to the tables at the end of this release for a reconciliation between GAAP and non-GAAP measures.
[2] The Company defines “internal” sales growth as constant currency sales growth excluding the impacts of net acquisitions and divestitures and discontinued products.

Cash Flow and Liquidity

Operating cash flow in the third quarter was $159 million, up $34 million, or up 27% as compared to the prior year period. Free cash flow, which represents operating cash flow, less capital expenditures, was $136 million in the third quarter of 2019, up 78% as compared to the third quarter of 2018. The strong cash flow performance was the result of higher sales and improved profitability resulting from our efficiency initiatives. During the third quarter, the Company repurchased 1.9 million shares, at a total cost of $100 million and paid a dividend of $20 million, bringing the total cash returned to shareholders to $120 million in the third quarter.

Segment Results

Consumables Segment
Consumables sales grew 1.8% to $416 million, and increased 3.2% on an internal sales growth basis. This performance was driven by growth in sales of Restorative and Endodontics products, partially offset by a modest decline in Laboratory Dental product sales.

Technologies & Equipment Segment
Technologies & Equipment sales grew 5.1% to $535 million and increased 11% on an internal growth basis. Key drivers of this growth were Digital Dentistry (which includes the CAD/CAM and Orthodontics businesses) and Healthcare, offset in part by weakness in Equipment & Instruments sales, mainly a function of ongoing competitive pressures in our Imaging business. Growth in Digital Dentistry was very strong, driven by the successful launch of our Primescan CAD/CAM digital impression scanning system.

Fiscal Year 2019 Outlook

The Company increased the FY19 guidance range for Adjusted Earnings Per Share to $2.42 to $2.48.

	Previous Guidance	Updated Guidance
Revenue	$3.95B to $4.05B	$3.95B to $4.05B
Internal revenue growth[3]	4%-5%	Upper end of 4%-5%
Portfolio shaping/M&A revenue impact	($60M)	($60M)
Foreign currency FY19 impact	($100M)	($135M)
Adjusted operating income margin[3]	18%-19%	18%-19%
Non-GAAP effective tax rate[3]	24.75%	24.75%
Adjusted earnings per share[3]	$2.35-$2.45	$2.42-$2.48
Note: 2019 guidance does not incorporate any additional 2019 share repurchase activity

[3] Dentsply Sirona does not provide GAAP financial measures on a forward-looking basis, because the company believes it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. These reconciling items include the impact of prospective acquisitions, acquisitions announced but not yet closed and other non-GAAP items, including restructuring costs and various other factors, many of which are difficult to predict.

Recent Announcements & Additional Highlights

Dentsply Sirona World 2019 was hosted in Las Vegas in October and represented a celebration of dentistry combining professional development courses, opportunities for dental professionals to connect with each other and world class entertainment. Dentsply Sirona World 2019 brought together 7,000 dental professionals to celebrate dentistry’s cutting-edge technology. Participants accessed over 100 in-depth, clinical education sessions and workshops with over 100 captivating speakers, representing the best and brightest minds in dentistry. At Dentsply Sirona World 2019, the Company introduced new U.S. product launches including:

•Schick AE Sensor – A dental intraoral x-ray sensor that features an Advanced Exposure technology that generates an excellent imaging quality, even at lower x-ray dosage ranges.
•Orthophos, E, S and SL – panoramic imaging lines for the U.S. market.
•The Astra Tech implant system EV – developed to provide excellent initial stability for improved outcomes in any type of bone, either for delayed load or immediate load cases.
•Trunatomy Endodontic Files – an innovative and minimally invasive endodontic file system.
•3D Dental Printing of Dentures – A joint venture that utilizes the Carbon 3D printer and new Dentsply Sirona materials to create high quality, durable 3D printed dentures.
•Updated CEREC 5.1 Software – a performance upgrade for CEREC. The addition of OraCheck allows dentists to visualize three-dimensional changes on virtual optical scans over time on their own computer.

Appointed New Board Member
The Company announced that Janet S. Vergis was appointed to its Board of Directors, increasing the size of its Board from ten to eleven members.
Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on November 7, at 8:30 am ET. A presentation will also be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-629-228-0723 for international calls. The Conference ID # is 8769438. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 8769438.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 132-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
John Sweeney, CFA, IRC
Vice President, Investor Relations
+1-717-849-7863
John.Sweeney@dentsplysirona.com

Forward-Looking Statements and Associated Risks

Information the Company has included or incorporated by reference in this Form 8-K, and information which may be contained in other filings with the U. S. Securities and Exchange Commission (the “SEC”) as well as press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements about the completion of the year-end financial statement audit and expected financial results referred to herein, and/or statements about the Company’s plans, objectives, expectations (financial or otherwise) or intentions, including the Company's 2019 guidance.

The Company’s forward-looking statements involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:

•the preliminary nature of the financial results contained in this release

•the Company's ability to successfully implement its cost reduction and restructuring plans

•the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors

•the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry

•the effect of changes in the Company’s management and personnel

•changes in applicable laws, rules or regulations, or their interpretation or enforcement, or the enactment of new laws, rules or regulations, which apply to the Company’s business practices (past, present or future) or require the Company to spend significant resources for compliance

•a significant failure or disruption in service within the Company’s operations or the operations of key distributors

•results in pending and future litigation, investigations or other proceedings which could subject the Company to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings

•the Company’s failure to attract and retain talented employees, or to manage succession and retention for its Chief Executive Officer or other key executives

•the Company’s failure to successfully integrate the business operations or achieve the anticipated benefits from any acquired businesses

•the Company’s failure to execute on, or other issues arising under, certain key client contracts

•the impact of the Company’s debt service obligations on the availability of funds for other business purposes, the terms of and required compliance with covenants relating to the Company’s indebtedness and its access to the credit markets in general

•general economic conditions

•other risks described from time to time in the Company’s filings with the SEC

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, “Risk Factors” in the Company's most recent Form 10-K and any other information included or incorporated by reference in this Report, and information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties associated with an investment in the company.

Non-US GAAP Financial Measures

The principal measurements used by the Company in evaluating its business are: (1) constant currency sales growth by segment and geographic region; (2) internal sales growth by segment and geographic region; and (3) adjusted operating income and margins of each reportable segment, which excludes the impacts of purchase accounting, corporate expenses, and certain other items to enhance the comparability of results period to period. These principal measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-US GAAP measures. These non-US GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

The Company defines “constant currency” sales growth as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency foreign exchange rate for each month of the prior period, for the currencies in which the Company does business. The Company defines “internal” sales growth as constant currency sales growth excluding the impacts of net acquisitions and divestitures and discontinued products.

Management believes that the presentation of net sales, excluding precious metal content, provides useful information to investors because a portion of Dentsply Sirona’s net sales is comprised of sales of precious metals generated through sales of the Company’s precious metal dental alloy products, which are used by third parties to construct crown and bridge materials. Due to the fluctuations of precious metal prices and because the cost of the precious metal content of the Company’s sales is largely passed through to customers and has minimal effect on earnings, Dentsply Sirona reports net sales both with and without precious metal content to show the Company’s performance independent of precious metal price volatility and to enhance comparability of performance between periods. The Company uses its cost of precious metal purchased as a proxy for the precious metal content of sales, as the precious metal content of sales is not separately tracked and invoiced to customers. The Company believes that it is reasonable to use the cost of precious metal content purchased in this manner since precious metal dental alloy sale prices are typically adjusted when the prices of underlying precious metals change.

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to Dentsply Sirona to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines.

In addition, this category includes the roll off to the consolidated statements of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Gain on sale of marketable securities. This adjustment represents the gain on the sale of marketable securities held by the Company. The gain has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding this gain.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net income (loss) attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net sales	$962.1	$928.4	$2,917.7	$2,926.6
Net sales, excluding precious metal content	950.6	920.6	2,886.1	2,899.1

Cost of products sold	448.1	452.3	1,363.2	1,383.6

Gross profit	514.0	476.1	1,554.5	1,543.0

Selling, general and administrative expenses	399.3	418.5	1,262.1	1,285.9

Goodwill impairment	—	—	—	1,085.8

Restructuring and other costs	5.2	12.1	68.1	211.2

Operating income (loss)	109.5	45.5	224.3	(1,039.9)

Net interest and other expense (income)	3.0	13.8	16.4	(4.1)

Income (loss) before income taxes	106.5	31.7	207.9	(1,035.8)

Provision (benefit) for income taxes	21.5	4.2	47.3	(23.4)

Net income (loss)	85.0	27.5	160.6	(1,012.4)

Less: Net (loss) income attributable to noncontrolling interest	—	(0.5)	—	0.4

Net income (loss) attributable to Dentsply Sirona	$85.0	$28.0	$160.6	$(1,012.8)

Net income (loss) per common share attributable to Dentsply Sirona:
Basic	$0.38	$0.13	$0.72	$(4.50)
Diluted	$0.38	$0.13	$0.71	$(4.50)

Weighted average common shares outstanding:
Basic	223.1	222.4	223.5	224.9
Diluted	224.9	223.7	225.2	224.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2019	December 31, 2018

Assets
Current Assets:

Cash and cash equivalents	$226.1	$309.6
Accounts and notes receivable-trade, net	698.4	701.9
Inventories, net	605.1	598.9
Prepaid expenses and other current assets, net	281.7	277.6

Total Current Assets	1,811.3	1,888.0

Property, plant and equipment, net	782.5	870.6
Operating lease right-of-use assets, net	156.7	—
Identifiable intangible assets, net	2,167.7	2,420.3
Goodwill, net	3,355.7	3,431.3
Other noncurrent assets, net	92.9	76.8

Total Assets	$8,366.8	$8,687.0

Liabilities and Equity
Current Liabilities:
Accounts payable	$246.3	$283.9
Accrued liabilities	541.0	578.9
Income taxes payable	69.9	58.1
Notes payable and current portion of long-term debt	11.7	92.4

Total Current Liabilities	868.9	1,013.3

Long-term debt	1,403.9	1,564.9
Operating lease liabilities	118.5	—
Deferred income taxes	500.7	552.8
Other noncurrent liabilities	415.7	423.0

Total Liabilities	3,307.7	3,554.0

Total Equity	5,059.1	5,133.0

Total Liabilities and Equity	$8,366.8	$8,687.0

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$160.6	$(1,012.4)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	101.6	103.4
Amortization of intangible assets	142.9	149.7
Amortization of deferred financing costs	2.1	2.0
Fixed Asset Impairment	33.4	—
Deferred income taxes	(39.9)	(97.9)
Stock based compensation expense	49.8	15.1
Restructuring and other costs - non-cash	15.2	19.2
Goodwill impairment	—	1,085.8
Indefinite-lived intangible asset impairment	5.3	179.2
Definite-lived intangible asset impairment	3.8	—
Other non-cash income	(12.4)	(2.0)
Loss on disposal of property, plant and equipment	2.9	2.7
Gain on divestiture of noncontrolling interest	(8.7)	—
Loss on sale of non-strategic businesses or product lines	14.0	—
Gain on sale of equity security	—	(44.1)
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	(20.7)	25.1
Inventories, net	(48.4)	(83.3)
Prepaid expenses and other current assets, net	(3.6)	(47.3)
Other noncurrent assets, net	(14.4)	(10.3)
Accounts payable	(30.5)	10.1
Accrued liabilities	(35.5)	(7.1)
Income taxes	11.4	13.2
Other noncurrent liabilities	4.6	(3.5)
Net cash provided by operating activities	333.5	297.6

Cash flows from investing activities:
Capital expenditures	(86.9)	(130.6)
Purchase of short term investments	—	(0.1)
Liquidation of short term investments	0.1	—
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	(3.3)	(130.5)
Proceeds from sale of equity security	—	54.1
Cash received for sale of non-strategic businesses and product lines	11.6	—
Cash received on derivative contracts	34.5	3.7
Cash paid on derivative contracts	—	(2.4)
Expenditures for identifiable intangible assets	—	(5.5)
Proceeds from sale of property, plant and equipment, net	4.3	6.3
Net cash used in investing activities	(39.7)	(205.0)

Cash flows from financing activities:
Repayments on short-term borrowings	(67.4)	124.3
Cash paid for treasury stock	(160.0)	(250.2)
Cash dividends paid	(58.7)	(59.1)
Cash paid for contingent consideration on prior acquisitions	(30.7)	—
Proceeds from long-term borrowings	118.9	0.3
Repayments on long-term borrowings	(251.2)	(9.3)
Proceeds from exercise of stock options	78.8	22.8
Net cash used in financing activities	(370.3)	(171.2)

Effect of exchange rate changes on cash and cash equivalents	(7.0)	(8.9)
Net decrease in cash and cash equivalents	(83.5)	(87.5)
Cash and cash equivalents at beginning of period	309.6	320.6
Cash and cash equivalents at end of period	$226.1	$233.1

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to non-GAAP net sales, excluding precious metal content, is as follows:

	Three Months Ended September 30,
(in millions, except percentages)	2019	2018	Variance %

Net sales	$962.1	$928.4	3.6%
Less: precious metal content of sales	11.5	7.8	47.4%
Net sales, excluding precious metal content	950.6	920.6	3.3%
Acquisition related adjustments (a)	—	3.2	NM
Non-GAAP, net sales, excluding precious metal content	$950.6	$923.8	2.9%
Foreign exchange impact			(2.3%)
Constant currency growth			5.2%
Acquisitions			(1.2%)
Discontinued products			(1.1%)
Internal sales growth			7.5%
NM - Not meaningful
(a) Represents an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards.

	Three Months Ended September 30, 2019				Q3 2019 Growth				Three Months Ended September 30, 2018
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$337.0	$361.4	$263.7	$962.1	2.5%	3.6%	5.1%	3.6%	$328.7	$348.8	$250.9	$928.4
Less: precious metal content of sales	1.5	9.1	0.9	11.5					1.3	5.6	0.9	7.8
Net sales, excluding precious metal content	335.5	352.3	262.8	950.6	2.5%	2.7%	5.1%	3.3%	327.4	343.2	250.0	920.6
Acquisition related adjustments(a)	—	—	—	—					3.2	—	—	3.2
Non-GAAP, net sales, excluding precious metal content	$335.5	$352.3	$262.8	$950.6	1.5%	2.7%	5.1%	2.9%	$330.6	$343.2	$250.0	$923.8
Foreign exchange impact					—%	(4.6%)	(2.3%)	(2.3%)
Constant currency growth					1.5%	7.3%	7.4%	5.2%
Acquisitions					(2.7%)	(0.1%)	(0.6%)	(1.2%)
Discontinued products					(0.4%)	(1.0%)	(2.0%)	(1.1%)
Internal sales growth					4.6%	8.4%	10.0%	7.5%

(a) Represents an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards.

	Three Months Ended September 30, 2019			Q3 2019 Growth			Three Months Ended September 30, 2018
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$534.5	$427.6	$962.1	5.1%	1.8%	3.6%	$508.5	$419.9	$928.4
Less: precious metal content of sales	—	11.5	11.5				—	7.8	7.8
Net sales, excluding precious metal content	534.5	416.1	950.6	5.1%	1.0%	3.3%	508.5	412.1	920.6
Acquisition related adjustments(a)	—	—	—				3.2	—	3.2
Non-GAAP, net sales, excluding precious metal content	$534.5	$416.1	$950.6	4.5%	1.0%	2.9%	$511.7	$412.1	$923.8
Foreign exchange impact				(2.4%)	(2.2%)	(2.3%)
Constant currency growth				6.9%	3.2%	5.2%
Acquisitions				(2.1%)	—%	(1.2%)
Discontinued products				(2.0%)	—%	(1.1%)
Internal sales growth				11.0%	3.2%	7.5%

(a) Represents an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions)
(unaudited)

	GAAP								NON-GAAP
	Three Months Ended September 30, 2019	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended September 30, 2019

NET SALES	$962.1	—	—	—	—	—	—	$—	$962.1
NET SALES-excluding precious metals	950.6	—	—	—	—	—	—	—	950.6
GROSS PROFIT	514.0	28.8	3.6	1.5	—	—	—	33.9	547.9
% OF NET SALES-excluding precious metals	54.1%								57.6%
SG&A EXPENSES	399.3	(18.6)	(4.8)	(0.3)	—	—	—	(23.7)	375.6
% OF NET SALES-excluding precious metals	42.0%								39.5%
RESTRUCTURING AND OTHER COSTS	5.2	—	(5.2)	—	—	—	—	(5.2)	—
INCOME FROM OPERATIONS	109.5	47.4	13.6	1.8	—	—	—	62.8	172.3
% OF NET SALES-excluding precious metals	11.5%								18.1%
NET INTEREST AND OTHER EXPENSE	3.0	—	0.4	—	(1.6)	—	—	(1.2)	1.8
PRE-TAX INCOME	106.5	47.4	13.2	1.8	1.6	—	—	64.0	170.5
INCOME TAXES	21.5	—	—	—	—	16.5	4.2	20.7	42.2
% OF PRE-TAX INCOME	20.2%								24.8%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$85.0							$43.3	$128.3
% OF NET SALES-excluding precious metals	8.9%								13.5%
EARNINGS PER SHARE - DILUTED	$0.38							$0.19	$0.57

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions)
(unaudited)

	GAAP								NON-GAAP
	Three Months Ended September 30, 2018	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended September 30, 2018

NET SALES	$928.4	—	—	3.2	—	—	—	$3.2	$931.6
NET SALES-excluding precious metals	920.6	—	—	3.2	—	—	—	3.2	923.8
GROSS PROFIT	476.1	29.7	1.6	4.7	—	—	—	36.0	512.1
% OF NET SALES-excluding precious metals	51.7%								55.4%
SG&A EXPENSES	418.5	(19.9)	(4.9)	(1.8)	—	—	—	(26.6)	391.9
% OF NET SALES-excluding precious metals	45.5%								42.4%
GOODWILL IMPAIRMENT	—	—	—	—	—	—	—	—	—
RESTRUCTURING AND OTHER COSTS	12.1	—	(12.1)	—	—	—	—	(12.1)	—
INCOME FROM OPERATIONS	45.5	49.6	18.6	6.5	—	—	—	74.7	120.2
% OF NET SALES-excluding precious metals	4.9%								13.0%
NET INTEREST AND OTHER EXPENSE	13.8	—	—	(0.2)	(2.2)	—	—	(2.4)	11.4
PRE-TAX INCOME	31.7	49.6	18.6	6.7	2.2	—	—	77.1	108.8
INCOME TAXES	4.2	—	—	—	—	20.8	(0.3)	20.5	24.7
% OF PRE-TAX INCOME	13.2%								22.7%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(0.5)							—	(0.5)
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$28.0							$56.6	$84.6
% OF NET SALES-excluding precious metals	3.0%								9.2%
EARNINGS PER SHARE - DILUTED	$0.13							$0.25	$0.38